Exhibit (j)(1)
CONSENT OF COUNSEL
We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 150 to the Registration Statement of Artisan Partners Funds, Inc. on Form N-1A under the Securities Act of 1933, as amended.
/s/ Nathan D. Briggs

Simpson Thacher & Bartlett LLP
Washington, D.C.
September 14, 2026